EXHIBIT 10.1

GUARANTOR JOINDER AGREEMENT

This Guarantor Joinder Agreement (this “Agreement”) dated as of August 8, 2017 is made by Synergy Health AST, LLC, a Delaware limited liability company, Synergy Health US Holdings, Inc., a Delaware corporation, and Synergy Health North America, Inc., a Florida corporation (each, an “Additional Guarantor” and collectively, the “Additional Guarantors”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below.

RECITALS

WHEREAS, reference is made to the Credit Agreement dated as of March 31, 2015 (as amended, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among STERIS plc, formerly New Steris Limited (“New HoldCo”), as a Borrower, STERIS Corporation (“STERIS”), as a Borrower, the Guarantors parties thereto from time to time, the Lenders parties thereto and the Administrative Agent.

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Advances to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Additional Guarantor is a Subsidiary of the Reporting Entity;

WHEREAS, the proceeds of the Advances will be used in part to enable the Borrowers to make valuable transfers to the Additional Guarantors in connection with the operation of their businesses;

WHEREAS, each Additional Guarantor acknowledges that it will derive a substantial direct or indirect benefit from the making of the Advances;

Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Joinder. As of the date hereof, each of the Additional Guarantors hereby agrees that it shall become a "Guarantor" under and for all purposes of the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor under the Credit Agreement and the other Loan Documents, including those set forth in ARTICLE VIII of the Credit Agreement.

Section 3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, each Additional Guarantor has caused this Guarantor
Joinder Agreement to be duly executed and delivered as of the day and year first above written.

SYNERGY HEALTH AST, LLC

By:
/s/ Michael J. Tokich
Name:    Michael J. Tokich
Title:    President

SYNERGY HEALTH US HOLDINGS, INC.
By:
/s/ Michael J. Tokich
Name:    Michael J. Tokich
Title:    President

SYNERGY HEALTH NORTH AMERICA, INC.
By:
/s/ Michael J. Tokich
Name:    Michael J. Tokich
Title:    President

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
/s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

[Signature Page to Credit Agreement - Joinder of Synergy Health]